EXHIBIT 99.1

Contact:
William M. Lowe, Jr.
Vice President and CFO
(336) 316-5664
wmlowe@unifi-inc.com

UNIFI DISCONTINUES KAIPING JOINT VENTURE DISCUSSIONS AND
ANNOUNCES "GREENFIELD" STRATEGY FOR CHINA OPERATIONS

            GREENSBORO, N.C. -- April 13, 2004 -- Unifi, Inc. (NYSE:UFI) announced today that it has ceased joint venture discussions with the Guangdong Kaiping Polyester Enterprises Group ("Kaiping") and Guangdong Kaiping Chunhui Co. Ltd. ("Chunhui") in Kaiping, Guangdong, P.R. China. The Company announced in December 2003 that it had extended discussions related to the proposed joint venture, in which it had expected to own a seventy-five percent (75%) interest, as well as an indirect interest in Chunhui through the fifty-six percent (56%) ownership held by Kaiping.

            The Company's determination that Kaiping will not be in a position to execute a definitive agreement in the near-term was a primary factor in its decision to end the discussions. Required regulatory approvals, which would not officially begin until after a definitive agreement between the parties was signed, could extend the closing well into the next calendar year.

            Against this background, the Company additionally stated today that it will pursue a "greenfield" option, creating a wholly-owned subsidiary to produce its value-added yarns in China. Site selection is underway, and a location will be announced shortly.

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Unifi Discontinues Kaiping Joint Venture Discussions and
Announces "Greenfield" Strategy for China Operations -- page 2

       The Company plans to utilize idle equipment from the United States, Ireland, and the United Kingdom to set up textured polyester and nylon production, twisting, nylon covering, and dyeing operations in China.

       "Although we were unable to reach an agreement with Kaiping, we remain focused on our China strategy. Over the last two years, Unifi has introduced its value-added products and brands to the Asian market through Unifi Asia and our agreement with Tuntex in Thailand. In addition, we have had teams in China visiting various locations during the past eighteen months gathering information about the market and incentives for wholly-owned enterprises. We have determined that the quickest and most efficient way for Unifi to enter the Chinese market is to begin a "greenfield" operation that will be entirely owned and controlled by the Company," said Brian Parke, Unifi's President and Chief Executive Officer.

       "With what we have learned over recent months, we believe that the decision to pursue a start-up activity with a wholly-owed subsidiary is the best strategy for getting on the ground in China during the calendar year 2004," continued Parke. "Various cities in China are competing for the location of the Unifi business, which should minimize our costs over normal start-ups we have experienced in the past. In addition, we expect that the approval process for our business license will be much shorter using a wholly-owned subsidiary. This strategy allows us to produce product sooner while using less of our cash reserves. We plan to apply the same business model that grew Unifi into one of the world's leading producers and processors of textured yarns to our subsidiary in China."

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Unifi Discontinues Kaiping Joint Venture Discussions and
Announces "Greenfield" Strategy for China Operations -- page 3

        The Company will review its detailed plan for its China expansion with investors during its April 22, 2004 earnings conference call.

        Unifi is one of the world's leading producers and processors of textured yarns. Its primary business is the texturing, dyeing, twisting, covering, and beaming of multi-filament polyester and nylon yarns. Unifi's textured yarns are found in home furnishings, apparel and industrial fabrics, automotive, upholstery, hosiery, and sewing thread.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal security laws about Unifi, Inc.'s (the "Company") financial condition and results of operations that are based on management's current expectations, estimates and projections about the markets in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "believes," "estimates," variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to, availability, sourcing and pricing of raw materials, pressures on sales prices and volumes due to competition and economic conditions, reliance on and financial viability of significant customers, operating performance of joint ventures, alliances and other equity investments, technological advancements, employee relations, changes in construction spending, capital expenditures and long-term investments (including those related to unforeseen acquisition opportunities), continued availability of financial resources through financing arrangements and operations, outcomes of pending or threatened legal proceedings, negotiation of new or modifications of existing contracts for asset management and for property and equipment construction and acquisition, regulations governing tax laws, other governmental and authoritative bodies' policies and legislation, the continuation and magnitude of the Company's common stock repurchase program and proceeds received from the sale of assets held for disposal. In addition to these representative factors, forward-looking statements could be impacted by general domestic and international economic and industry conditions in the markets where the Company competes, such as changes in currency exchange rates, interest and inflation rates, recession and other economic and political factors over which the Company has no control. Other risks and uncertainties may be described from time to time in the Company's other reports and filings with the Securities and Exchange Commission.

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